Exhibit 99.1

FOR IMMEDIATE RELEASE

THINK PARTNERSHIP PRESIDENT & CEO ESTABLISHES RULE 10B5-1 STOCK BUYING PLAN

CLEARWATER, FL — November 9, 2006 —  Think Partnership Inc. (AMEX:THK), an international leader in interactive performance-based marketing and related Internet technologies, announced today that Scott P. Mitchell, president, chief executive officer and member of the board of directors, has established a personal prearranged stock purchase plan conforming to Rule 10b5-1 of the Securities Exchange Act of 1934.

As initially reported during the company’s earnings conference call on November 6, 2006, this Rule 10b5-1 plan commenced two days after the quarterly earnings were released. Under the plan, Mitchell may acquire shares of Think Partnership’s common stock from the open market, subject to certain conditions. The plan terminates upon the completion of the purchase of all shares designated by the plan or on May 31, 2007, whichever occurs first.

Rule 10b5-1 permits corporate officers and directors to adopt written, prearranged stock trading plans when they are not in possession of material non-public information. In this instance, Mitchell’s plan is strictly for the purchase of the company’s stock, and does not involve sale or disposition.

About Think Partnership, Inc.

Think Partnership Inc. is an international leader in interactive performance-based marketing and related Internet technologies. Think provides a comprehensive and integrated set of scalable and cost-effective marketing solutions for both advertisers and publishers. These solutions increase customer retention and revenues through a diverse set of related marketing channels, including affiliate marketing, click-fraud protected pay-per-click advertising, lead generation, interactive direct marketing, integrated offline advertising, campaign management, public relations, and branding. Think also operates several direct-to-consumer services including online dating, online education, and home business opportunities. High-profile brands include ValidClick™,  Second Bite™, PrimaryAds, iLead Media, Kowabunga!, BabyToBee, and MarketSmart. Visit www.thinkpartnership.com for more information.

Contact:

Think Partnership Inc.
Vaughn W. Duff, Esq., 727-324-0046
General Counsel
vaughn.duff@thinkpartnership.com

or

Liolios Group, Inc.
Investor Relations Contact
Scott Liolios, 949-574-3860
scott@liolios.com

or

Schwartz Communications
Keith Giannini, 781-684-0770
think@schwartz-pr.com